UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

West Valley Distribution Center

On January 15, 2014, Industrial Property Trust Inc. (the “Company”), through one of its wholly-owned subsidiaries, acquired a 100% fee interest in one industrial building aggregating approximately 97,000 square feet on 4.7 acres (the “West Valley Distribution Center”). The seller, West Valley Distribution Associates-I, LP, is not affiliated with the Company or its affiliates. West Valley Distribution Center is located in the Seattle / Tacoma market and is 100% leased to four customers with an average remaining lease term (based on square feet) of 3.8 years. All four customers in the West Valley Distribution Center individually lease more than 10% of the total rentable area, as described below:

•	Bassett Furniture Direct, a manufacturer and marketer of home furnishings, leases approximately 29,000 square feet, or approximately 30% of the portfolio’s rentable area, under a lease that expires in June 2018 with no option to extend. The annual base rent under the lease is currently approximately $96,000 and is subject to annual rent escalations of approximately 6% beginning in August 2014.

•	Metropolitan Gymnastics, Inc., a gymnastics center, leases approximately 29,000 square feet, or approximately 30% of the building’s rentable area, under a lease that expires in October 2018 with no option to extend. The annual base rent under the lease is currently approximately $122,000, which reflects tenant concessions provided by the seller. In November 2014, the annual base rent increases to approximately $143,000 and is subject to annual rent escalations of approximately 2% in November 2015, 4% in November 2016, and 2% in November 2017.

•	Allied Manufacturing, Inc., a manufacturer and distributor of machined components and plastic parts, leases approximately 19,500 square feet, or approximately 20% of the building’s rentable area, under a lease that expires in April 2015 with no option to extend. The annual base rent under the lease is currently approximately $82,000 and is not subject to any rent escalations.

•	TransCold Distribution (USA) Inc., a distributor of ice cream and frozen foods, leases approximately 19,500 square feet, or approximately 20% of the building’s rentable area, under a lease that expires in November 2017 with no option to extend. The annual base rent under the lease is currently approximately $132,000 and is subject to annual rent escalations of approximately 3% beginning in November 2014.

The total aggregate purchase price was approximately $7.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 5.6%. The purchase price capitalization rate is based on the property’s projected cash net operating income from in-place leases for the 12 months after the date of purchase, including any contractual rent increases contained in such leases for those 12 months, divided by the purchase price for the property, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisitions costs and fees paid to Industrial Property Advisors LLC (the “Advisor”) and its affiliates. Pursuant to the terms of the advisory agreement, dated as of July 16, 2013, by and among the Company, Industrial Property Operating Partnership LP, and the Advisor, as amended, the Company will pay an acquisition fee to the Advisor of approximately $157,000, equal to 2.0% of the purchase price of this transaction. The Company funded the acquisition using proceeds from its public offering and borrowings under its line of credit, which is described below.

West Valley Distribution Center will be managed by Kennedy Property Management.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On January 13, 2014, Industrial Property Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into a $100.0 million revolving credit facility agreement (the “Credit Facility Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as Syndication Agent (collectively, the “Lenders”). J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as Co-Bookrunners and Co-Lead Arrangers. The Credit Facility Agreement provides the Borrower with the ability from time to time to increase the size of the credit facility by an additional $300.0 million up to a total of $400.0 million subject to receipt of lender commitments and other conditions. The maturity date of the Credit Facility Agreement is January 13, 2017, and may be extended pursuant to two one-year extension options, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee. At Borrower’s election, borrowings under the Credit Facility Agreement will be charged interest based on LIBOR plus a margin ranging from 1.90% to 2.75%, or on an alternative base rate plus a margin of 0.90% to 1.75%, each depending on the Company’s consolidated leverage ratio. Borrowings under the Credit Facility Agreement are available for general corporate purposes including but not limited to the acquisition and operation of permitted investments including, but not limited to, industrial properties. As of January 16, 2014, the amount outstanding was approximately $4.8 million with an interest rate of LIBOR plus 1.90%.

Borrowings under the Credit Facility Agreement are guaranteed by the Company and certain of its subsidiaries. The Credit Facility Agreement requires the maintenance of certain financial covenants, including covenants concerning: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) secured indebtedness; (v) secured recourse indebtedness; (vi) unencumbered debt yield; (vii) unencumbered asset pool leverage ratio; and (viii) unencumbered property pool criteria.

In addition, the Credit Facility Agreement contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens (other than certain permitted liens) on the unencumbered asset pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) transferring a material interest in the Borrower; (v) entering into transactions with affiliates, except on an arms-length basis; (vi) making certain types of investments; and (vii) if in default under the Credit Facility Agreement, paying certain distributions or certain other payments to affiliates.

The Credit Facility Agreement permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility Agreement, the Lenders may accelerate the repayment of amounts outstanding under the Credit Facility Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The preceding summary does not purport to be a complete summary of the Credit Facility Agreement and is qualified in its entirety by reference to the Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than April 3, 2014.

(d) Exhibits.

10.1	Credit Agreement, dated as of January 13, 2014, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Co-Bookrunner and Co-Lead Arranger; and Wells Fargo Securities, LLC as Co-Bookrunner and Co-Lead Arranger

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease terms) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the tenants’ ability to continue to comply with the terms of their leases, and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

January 16, 2014	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of January 13, 2014, among Industrial Property Operating Partnership LP, a Delaware limited partnership, as the Borrower; the lenders from time to time who are parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; J.P. Morgan Securities LLC, as Co-Bookrunner and Co-Lead Arranger; and Wells Fargo Securities, LLC as Co-Bookrunner and Co-Lead Arranger